UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGRQ*	N/A*

*

On April 11, 2024, our common stock was suspended from trading on The Nasdaq Stock Market LLC and began trading under the symbol “EIGRQ” on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 1, 2024, Eiger BioPharmaceuticals, Inc. (the “Company”) and its direct subsidiaries filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) under the caption In re Eiger BioPharmaceuticals, Inc., et al, Case No. 24-80040 (the “Chapter 11 Cases”).

Lonafarnib Antiviral Asset Sale

On August 1, 2024, the Company and Eiger InnoTherapeutics, Inc. (the “Purchaser”) entered into that certain Lonafarnib Asset Purchase Agreement, pursuant to which the Purchaser agreed to acquire all of the Company’s rights, title and interests in, to and under the assets and interests used in the business related to the development, manufacture and commercialization of certain lonafarnib antiviral products for $5.2 million, plus a portion of the cure costs with respect to assigned contracts and the assumption of specified liabilities. At a hearing held on August 20, 2024, the Bankruptcy Court approved the sale of the Company’s lonafarnib antiviral asset to the Purchaser.

The sale of the Company’s lonafarnib antiviral asset closed on September 3, 2024. Under the terms of the sale, the Purchaser acquired the Company’s lonafarnib antiviral asset and will be responsible for its development, manufacture and commercialization.

Peginterferon Lambda Asset Sale

On August 1, 2024, the Company and the Purchaser entered into that certain Lambda Asset Purchase Agreement, pursuant to which the Purchaser agreed to acquire all of the Company’s rights, title and interests in, to and under the assets and interests used in the business related to the development, manufacture and commercialization of certain peginterferon lambda-1a products for $1.0 million, plus a portion of the cure costs with respect to assigned contracts and the assumption of specified liabilities. At a hearing held on August 20, 2024, the Bankruptcy Court approved the sale of the Company’s peginterferon lambda asset to the Purchaser.

The sale of the Company’s peginterferon lambda asset closed on September 3, 2024. Under the terms of the sale, the Purchaser acquired the Company’s peginterferon lambda asset and will be responsible for its development, manufacture and commercialization.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. In particular, the Company expects that its securityholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: September 4, 2024

	By:	/s/ David Apelian
David Apelian
Chief Executive Officer